Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2015, relating to the financial statements of BioLineRx Ltd., which appears in BioLineRx Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2014.

/s/ Kesselman and Kesselman

Tel-Aviv, Israel	Kesselman & Kesselman
January 5, 2016	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,
P.O Box 50005 Tel-Aviv 61500 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il